OMNIBUS CONVERSION AGREEMENT

      This is an Omnibus Conversion Agreement (this "Agreement") dated January 12, 2004 by and among Astralis Ltd., a Delaware corporation (the "Corporation") and SkyePharma PLC, a company incorporated under the laws of England and Wales ("SkyePharma").

                                    RECITALS

      WHEREAS, the Corporation and SkyePharma entered into a Purchase Agreement, dated as of December 10, 2001 (the "Purchase Agreement"), pursuant to which SkyePharma purchased 2,000,000 shares of the Corporation's Series A Convertible Preferred Stock, par value $0.001 per share (the "Convertible Preferred Stock"); and

      WHEREAS, the Corporation and SkyePharma desire to enter into an Agreement regarding the conversion of the Convertible Preferred Stock owned by SkyePharma.

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   DEFINITIONS

      As used herein, the terms below shall have the following meanings.

            "Additional Shares" shall have the meaning provided in Section 3 of this Agreement.

            "Affiliate" shall mean, with respect to any person, any other person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by appointment of directors, by contract or otherwise.

            "Amended Stockholders Agreement" shall mean an Amendment No. 1 to the Stockholders Agreement, dated December 10, 2001, by and among the Corporation, SkyePharma and the other signatories thereto, in the form attached hereto as Exhibit C, to be entered into as a condition to the Conversion Closing pursuant to Sections 8 and 9 of this Agreement.

            "Call Option" shall have the meaning provided in Section 3 of this Agreement.

            "Call Option Agreement" shall have the meaning provided in Section 3 of this Agreement.

            "Certificate of Designations" shall mean the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Astralis Ltd.

            "Common Stock" shall mean the Corporation's common stock, par value $0.0001 per share.

            "Conversion Closing" shall have the meaning provided in Section 1 of this Agreement.

            "Conversion Closing Date" shall have the meaning provided in Section 2 of this Agreement.

            "Conversion Price" shall have the meaning provided in Section 2 of this Agreement.

            "Conversion Shares" shall have the meaning provided in Section 1 of this Agreement.

            "Convertible Preferred Stock" shall have the meaning provided in the recitals to this Agreement.

            "Corporation" shall have the meaning provided in the preamble to this Agreement.

            "Corporation's Organizational Documents" shall have the meaning provided in Section 4 of this Agreement.

            "Escrow Agreement" shall have the meaning provided in Section 3 of this Agreement.

            "Filings" shall have the meaning provided in Section 4 of this Agreement.

            "Indemnified Party" shall have the meaning provided in Section 10 of this Agreement.

            "Indemnifying Party" shall have the meaning provided in Section 10 of this Agreement.

            "Losses" shall have the meaning provided in Section 10 of this Agreement.

            "Private Placement" shall mean the offer and sale of Units resulting in gross proceeds of not less than $4 million completed prior to January 31, 2004.

            "Private Placement Closing Date" shall mean the date the Corporation closes the Private Placement.

            "Purchase Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement dated December 10, 2001 by and between the Corporation and SkyePharma.

            "SkyePharma" shall have the meaning provided in the preamble to this Agreement.

            "Third Party Claim" shall have the meaning provided in Section 10 of this Agreement.

            "Transaction Documents" shall have the meaning provided in Section 4 of this Agreement.

            "Units" shall mean units consisting of one share of the Corporation's Common Stock and Warrants to purchase one share of the Corporation's Common Stock.

            "Warrants" shall mean warrants having (i) an exercise price of $0.73 and (ii) an expiration date that is four years from the date of the Private Placement Closing Date.

      1.    Conversion.

            The parties hereby agree that on the Private Placement Closing Date, SkyePharma shall convert all of its shares of Convertible Preferred Stock into Common Stock at the Conversion Price provided for in Section 2 of this Agreement, provided that all the conditions set forth in Sections 8 and 9 hereof have been satisfied or have been waived in writing (the "Conversion Closing"). The Conversion Closing shall take place at the offices of McCarter & English, LLP, 4 Gateway Center, 100 Mulberry Street, Newark, NJ 07102.

            At the Conversion Closing, the Corporation shall deliver to SkyePharma a stock certificate representing the number of shares of Common Stock that SkyePharma will be entitled to receive as a result of the conversion of its Convertible Preferred Stock at the Conversion Price provided for in Section 2 of this Agreement (the "Conversion Shares"), registered in the name of SkyePharma, or at the direction of SkyePharma, in the name of one of its affiliates, and dated the date of the Conversion Closing, against surrender by SkyePharma of its certificate representing the Convertible Preferred Stock to the Corporation in accordance with Section 3 of the Certificate of Designations.

      2.    Conversion Price.

            Subject to the satisfaction by SkyePharma of its obligations under this Agreement and, pursuant to Section 3.4.11 of the Certificate of Designations, the Corporation hereby agrees to modify the Conversion Price of the Convertible Preferred Stock provided for in the Certificate of Designations as follows:

            a. In the event the Units offered in the Private Placement are sold at a price between $0.50 and $0.70 per Unit, the Conversion Price (as defined in the Certificate of Designations) of the Convertible Preferred Stock shall be $0.80 per share.

            b. In the event the Units offered in the private placement are sold at a price below $0.50 per Unit, the Conversion Price of the Convertible Preferred Stock shall be an amount equal to $0.80 multiplied by a fraction, the numerator of which is the price for which each Unit is sold and the denominator of which is $0.50.

            c. In the event the Units offered in the private placement are sold at a price above $0.70 per Unit, the Conversion Price of the Convertible Preferred Stock shall be an amount equal to $0.80 multiplied by a fraction, the numerator of which is the price for which each Unit is sold and the denominator of which is $0.70.

            The modification of the Conversion Price of the Convertible Preferred Stock pursuant to this Section 2 shall be effective on the date of the Conversion Closing (the "Conversion Closing Date").

      3.    Additional Shares.

            "Additional Shares" shall mean the difference between the number of shares of Common Stock that SkyePharma would receive if it converted its Convertible Preferred Stock at $1.60 per share and the number of shares of Common Stock that SkyePharma will receive as a result of the conversion of its Convertible Preferred Stock at the Conversion Price provided for in Section 2 of this Agreement. At the Conversion Closing, the Corporation shall receive a call option ("Call Option") with respect to the Additional Shares as provided in a Call Option Agreement in the form attached hereto as Exhibit A ("Call Option Agreement") by and between the Corporation and SkyePharma, to be entered into at the Conversion Closing. Until the earlier of (i) the exercise of the Call Option or (ii) expiration of the Call Option, as provided for in the Call Option Agreement, the Additional Shares shall be held in escrow pursuant to an Escrow Agreement in the form attached hereto as Exhibit B ("Escrow Agreement") by and between the Corporation and SkyePharma, to be entered into at the Conversion Closing.

      4.    Representations and Warranties of the Corporation

            The Corporation hereby represents and warrants to SkyePharma that:

            (a)   Organization

            The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. The Corporation is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its businesses as now being conducted, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations, prospects, business, assets, liabilities or earnings of the Corporation.

            The Corporation has, prior to the execution of this Agreement, delivered to SkyePharma true and complete copies of its Certificate of Incorporation (including the Certificate of Designations) and its By-Laws, each as amended to date (collectively, the "Corporation's Organizational Documents"). Each of the Corporation's Organizational Documents as so delivered is in full force and effect.

            (b)   Authorization

            The execution, delivery and performance by the Corporation of this Agreement, the Call Option Agreement, the Escrow Agreement and the Amended Stockholders Agreement (such documents, collectively, the "Transaction Documents") and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Corporation and each of the Transaction Documents shall have been, duly executed and delivered by the Corporation and are in full force and effect. The Transaction Documents constitute the valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, subject as to enforcement of (A) applicable bankruptcy, insolvency, moratorium or similar laws relating to or affecting the rights and remedies of creditors and debtors and (B) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The execution, delivery and performance of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and compliance with the provisions hereof and thereof by the Corporation will not (a) violate any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation, or its properties or assets or
(b) conflict in any respect with or result in any breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the Corporation's Organizational Documents.

            (c)   Authorization and Validity of Conversion Shares

            The issuance, sale and delivery of the Conversion Shares have been duly authorized by all requisite corporate action of the Corporation, and, when issued, sold and delivered on the Conversion Closing Date in accordance with the terms of the Certificate of Designations and this Agreement, will be duly and validly issued, fully paid and nonassessable and will not create or vest any preemptive or other similar rights, or cause any adjustment in the number of securities issuable pursuant to, or the conversion or exercise price of, any outstanding rights to purchase, acquire or subscribe to shares in the Corporation or securities convertible into shares of the Corporation by any of the beneficial holders of shares of the Corporation or any securities convertible into, or exercisable for, shares of the Corporation, and will be free and clear of all liens. (d) No Consent or Approval Required

            No notices, reports or other filings ("Filings") are required to be made by the Corporation with, nor are any consents, registrations, approvals, permits or authorizations ("Consents") required to be obtained by the Corporation from, any governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement and the performance by the Corporation of its obligations hereunder, except such Consents or Filings as have already been duly and validly obtained or filed, or with respect to any Filings that must be made after the Conversion Closing, as will be filed in a timely manner.

      5.    Representations and Warranties of SkyePharma.

            SkyePharma hereby represents and warrants to the Corporation as follows:

            (a)   Due Organization

            SkyePharma is a company duly organized and validly existing under the laws of England and Wales.

            (b)   Authorization; Execution and Delivery of Agreement

            SkyePharma has all requisite power and authority to execute this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of SkyePharma. This Agreement has been duly executed and delivered by SkyePharma and this Agreement constitutes the legal, valid, binding and enforceable obligation of SkyePharma, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

            (c)   No Consent or Approval Required

            Other than as a result of the reporting requirements under the Securities Exchange Act of 1934, no Filings are required to be made by SkyePharma with, nor are any Consents required to be obtained by SkyePharma from, any governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement and the performance by SkyePharma of its obligations hereunder, except such Consents or Filings as have already been duly and validly obtained or filed, or with respect to any Filings that must be made after the Conversion Closing, as will be filed in a timely manner.

      6.    Legends.

            The Conversion Shares and the Additional Shares shall bear a legend substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHICATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW."

            The Additional Shares shall bear a legend substantially as follows:

                  "THESE SECURITIES ARE SUBJECT TO A CALL OPTION AGREEMENT DATED JANUARY 20, 2004 BETWEEN ASTRALIS LTD. AND SKYEPHARMA PLC AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS PERMITTED UNDER THE TERMS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ASTRALIS LTD."

      7.    Registration Rights.

            The parties hereto agree that the Conversion Shares are Registrable Securities under the terms of the Registration Rights Agreement. The Additional Shares shall not be considered Registrable Securities while subject to the Escrow Agreement. In the event the Call Option is not exercised, upon release from escrow, the Additional Shares shall be considered Registrable Securities under the terms of the Registration Rights Agreement.

      8.    Conditions to Obligations of SkyePharma at the Conversion Closing.

            The obligation of SkyePharma to consummate the Conversion Closing is subject to the satisfaction or waiver of the following conditions on or prior to the Conversion Closing Date:

            (a)   Corporate Proceedings; Consents; Etc

            All corporate and/or other proceedings to be taken by the Corporation, its officers, directors and stockholders and all waivers, Filings and Consents to be obtained by the Corporation in connection with the transactions contemplated by this Agreement and the Transaction Documents shall have been taken or obtained.

            (b)   Transaction Documents

            The Call Option Agreement, the Escrow Agreement and the Amended Stockholders Agreement, in the forms attached hereto, shall have been executed and delivered by the Corporation and each of the other signatories on the signature pages thereto.


            (c)   Filings and Documents

            The Corporation shall have delivered to SkyePharma a certificate of the Secretary of the Corporation at the Conversion Closing certifying that attached thereto is: (i) a true and complete copy of the Corporation's Certificate of Incorporation, as in effect at the Closing; (ii) a true and complete copy of its By-laws as in effect at the Conversion Closing; and (iii) a true and complete copy of all resolutions duly adopted by its Board of Directors
(x) authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, and (y) authorizing the consummation of the transactions contemplated hereby, including the Conversion Price reduction in accordance with Section 3.4.11 of the Certificate of Designations premised on a determination by the Board of Directors that such decrease would be in the best interests of the Corporation.

            (d)   Representations, Warranties and Covenants

            Each representation and warranty of the Corporation shall be true and correct in all material respects as of the Conversion Closing Date; the Corporation shall have complied in all material respects with its covenants and agreements to be performed at or prior to the Conversion Closing Date; and the Corporation shall have delivered to SkyePharma a certificate of the Chief Executive Officer of the Corporation, certifying as to the foregoing matters.

            (e)   No Litigation

            No litigation or other formal proceeding shall have been instituted or threatened seeking to enjoin any of the transactions contemplated hereby or seeking damages in respect thereof, and no injunction or temporary restraining order shall have been issued with respect to any of the transactions contemplated hereby.

            (f)   Private Placement

            The Private Placement shall have been consummated on the terms specified on Annex A hereto resulting in gross proceeds of not less than $4 million prior to January 31, 2004.

      9.    Conditions to Obligations of Corporation at the Conversion Closing.

            The obligations of the Corporation to consummate the Conversion Closing is subject to the satisfaction or waiver of the following conditions on or prior to the Conversion Closing Date:

            (a)   Representations and Warranties and Covenants

            Each representation and warranty of SkyePharma shall be true and correct in all respects as of the Conversion Closing Date, as if made on and as of each such date.

            (b)   Transaction Documents

            The Call Option Agreement, the Escrow Agreement and the Amended Stockholders Agreement, in the forms attached hereto, shall have been executed and delivered by SkyePharma.

            (c)   No Litigation

            No litigation or other formal proceeding shall have been instituted or threatened seeking to enjoin any of the transactions contemplated hereby or seeking damages in respect thereof, and no injunction or temporary restraining order shall have been issued with respect to any of the transactions contemplated hereby.

            (d)   Convertible Preferred Stock Certificates

            SkyePharma shall have surrendered the certificates representing its Convertible Preferred Stock for conversion.

      10.   Indemnification; Survival.

            (a)   Indemnification by the Corporation

            The Corporation (the "Indemnifying Party") hereby agrees to indemnify and hold harmless SkyePharma and its respective affiliates, directors, officers and employees (each an "Indemnified Party") from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees (including attorneys' and other experts' fees and disbursements), Liens, taxes, penalties, obligations and expenses (collectively, "Losses") incurred or suffered by any such person arising from, by reason of or in connection with the Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby. The Corporation will reimburse SkyePharma for any legal and other fees and expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred. Notwithstanding the foregoing, the Company shall not be required to indemnify SkyePharma against losses, damages, liabilities or claims arising from any claims relating to the duties of SkyePharma to its stockholders. This indemnification provision shall be in addition to the rights of SkyePharma to bring an action against the Corporation for breach of any term of this Agreement and the Transaction Documents.

            (b)   Procedures Relating to Third Party Claims

            An Indemnified Party seeking indemnification pursuant to Section 10 shall give prompt notice to the Indemnifying Party from whom such indemnification is sought of the assertion of any claim or assessment, or the commencement of any action, suit or proceeding, by a third party (including any holder of securities of the Corporation) in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual and material prejudice thereby). The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 14 days of receipt of notice from the Indemnified Party of commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, that the Indemnifying Party shall not have the right to assume the defense of a Third Party Claim if the Indemnified Party shall have determined in its reasonable discretion that a conflict may arise in the event the Third Party Claim involves both the Indemnified Party and the Indemnifying Party, in which case such Indemnified Party shall have the right to control the defense of such Third Party Claim using counsel selected by the Indemnified Party and the Indemnifying Party shall reimburse the Indemnified Party for its reasonable legal and other fees and expenses (including the cost of any investigation and preparation) incurred in connection therewith promptly as such expenses are incurred. In addition, if the Indemnifying Party fails to give the Indemnified Party the notice complying with the provisions stated above within the stated time period, the Indemnified Party shall have the right to assume control of the defense of the Third Party Claim. In no event may any Indemnifying Party settle or compromise any Third Party Claim without the prior written consent of an Indemnified Party, which consent shall not be unreasonably withheld.

            (c)   Contribution

            If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the parties. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (b) above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the parties with respect to the events which resulted in such Losses, as well as any other relevant equitable considerations.

            (d)   Survival of Representations, Warranties and Indemnification

            Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each representation and warranty in this Agreement shall, to the extent relevant to a claim asserted by a party hereto against the other party hereto, survive for a period of twelve months following the Conversion Closing Date; provided, however, that the representations and warranties of the Corporation shall survive in the event a third party claim has been or is asserted against SkyePharma (whether or not such claim is asserted within the twelve months following the Conversion Closing
Date). The indemnification provisions of this Section 10 other than with respect to a claim for breach of a representation or warranty (which shall only survive for twelve months following the Conversion Closing Date subject to the proviso set forth above) shall survive until the fifth anniversary of the Conversion Closing Date.

      11.   Anti-Dilution.

            SkyePharma acknowledges that the Conversion Price of the Convertible Preferred Stock at the Conversion Closing will be as set forth in Section 2 hereof, notwithstanding Section 3.4 of the Certificate of Designations and any adjustments to the Conversion Price to which SkyePharma could otherwise be entitled as a result of the issuance of securities of the Corporation in the Private Placement. This does not constitute a waiver of any of SkyePharma's rights under the Certificate of Designations to an adjustment to the Conversion Price as a result of the issuance of securities of the Corporation in the Private Placement under Section 3.4 or otherwise if the conditions in Section 8 hereof are not satisfied and the Conversion Closing is not effected.

      12.   Notices.

            All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a U.S. address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested. In each case notice shall be sent to:

                  If to the Corporation addressed to:

                           Astralis Ltd.
                           75 Passaic Avenue
                           Fairfield, NJ 07004
                           Attention:  Mr. Mike Ajnsztajn
                           Telecopier: +1-973-227-7169

                  With a copy to:

                           McCarter & English, LLP
                           4 Gateway Center
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attn:  Jeffrey A. Baumel, Esq.
                           Telecopier: +1-973-624-7070


                  If to SkyePharma addressed to:

                           SkyePharma PLC
                           105 Piccadilly
                           London, England W1J 7NJ

                           Attention:  Company Secretary
                           Telecopier: +44-20-7491-3338

                  With a copy to:

                           Sullivan & Cromwell LLP
                           1 New Fetter Lane
                           London, England EC4A 1AN
                           Attention:  Kathryn A. Campbell, Esq.
                           Telecopier: +44-20-7959-8950

      13.   Entire Agreement.

            This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersede all prior proposals, negotiations, agreements and understandings relating to such subject matter.

      14.   Agreements; Waivers.

            No term, covenant, agreement or condition of this Agreement may be amended, or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively), unless agreed to in writing by the party to be bound thereby.

      15.   Severability.

            In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegibility or unenforceability shall not affect any other provision of this Agreement.

      16.   Governing Law; Successors and Assigns.

            This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof. Each party hereto agrees that it shall bring up any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in and contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or, if such court is not available, the Supreme Court of the State of New York for the county of New York (the "Chosen Courts") and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and agrees not to commence any action in respect of any such claim in any other court or forum, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) waives any right to a trial by jury and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 12 of this Agreement.

            This Agreement shall bind and inure to the benefit of the Corporation and SkyePharma and the respective successors, assigns, heirs and legal representatives (as the case may be) of the Corporation and SkyePharma. The rights granted pursuant to this Agreement may not be assigned or otherwise conveyed by either party or by any subsequent assign of any of such rights without the written consent of the other, which consent shall not unreasonably be withheld; provided, however, that no such written consent shall be required if the transfer is to any Affiliate or partner of SkyePharma.

      17.   Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18.   Further Assurances.

            Each of the parties shall execute and deliver such further instruments and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

      19.   Cumulative Remedies.

            All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      20.   Termination.

            This Agreement may be terminated by either party if the other party is in material breach of this Agreement and such breach is not cured within ten days following the delivery of written notice thereof. Such termination right may be exercised only by the delivery of written notice of such termination by the terminating party to the other party and such termination will not relieve any party of liability for its prior breach. This Agreement shall terminate at the earlier of (a) March 1, 2004 or (b) by the mutual written consent of the parties hereto, except that in each case each representation and warranty in this Agreement and each agreement or covenant in this Agreement including the indemnification provisions hereof shall survive such termination.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        ASTRALIS LTD.

                                        By: /s/ Mike Ajnstztajn
                                            ------------------------------
                                            Name:  Mike Ajnsztajn
                                            Title: Chief Executive Officer


                                        SKYEPHARMA PLC


                                        By: /s/ Donald Nicholson
                                            ------------------------------
                                            Name:  Donald Nicholson
                                            Title: Finance Director